Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(45,920)
Unrealized Gain (Loss) on Market Value of Futures	174,240
Dividend Income	138
Interest Income	29
ETF Transaction Fees	3,000
Total Income (Loss)	$131,487

Expenses
Investment Advisory Fee	$2,908
Brokerage Commissions	778
NYMEX License Fee	118
Prepaid Insurance Expense	44
Non-interested Directors' Fees and Expenses	34
Other Expenses	16,988
Total Expenses	20,870
Expense Waiver	(16,261)
Net Expenses	$4,609
Net Gain (Loss)	$126,878

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$8,083,801
Additions (100,000 Units)	4,028,529
Withdrawals (200,000 Units)	(8,222,726)
Net Gain (Loss)	126,878

Net Asset Value End of Period	$4,016,482
Net Asset Value Per Unit (100,000 Units)	$40.16

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502